UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2023, Sterling Bancorp, Inc. (the “Company”) and Thomas M. O’Brien, the Company’s Chairman, President and Chief Executive Officer, entered into an amendment of the Employment Agreement, effective as of June 1, 2020, by and between the Company and Mr. O’Brien (the “Amendment”). In addition, on June 22, 2023, the Company entered into change of control agreements with each of Mr. O’Brien and Elizabeth M. Keogh, the Company’s Chief Legal Officer and Corporate Secretary (the “Change of Control Agreements”).

Amendment to Employment Agreement and Grant of Restricted Stock

The Amendment provides for Mr. O’Brien’s annual base salary to be reduced from $3,000,000 to $950,000, effective as of July 1, 2023, and that the Board of Directors (the “Board”) may grant Mr. O’Brien an annual discretionary cash bonus beginning with calendar year 2023. The amount of the annual discretionary cash bonus and the performance criteria which apply to it, if any, will be determined by the Executive Compensation Committee of the Board and paid at the time that bonuses are paid generally by the Company to its senior executives unless otherwise determined by the Executive Compensation Committee, subject to Mr. O’Brien’s continued employment by the Company through the payment date.

Simultaneously with the entry into the Amendment, the Board granted an award to Mr. O’Brien of 366,973 shares of restricted stock pursuant to the Sterling Bancorp, Inc. 2020 Omnibus Equity Incentive Plan, valued at approximately $2,000,000 based on the Company’s closing share price on the grant date of June 22, 2023. The restricted stock award vests over approximately 18 months as follows: 33% vests on January 2, 2024; 33% vests on July 2, 2024; and 34% vests on January 2, 2025.

Change of Control Agreements

Under the Change of Control Agreements entered into with Mr. O’Brien and Ms. Keogh (each referred to as the “Executive”), if the Bank or the Company terminates the Executive’s employment at any time prior to the occurrence of a pending change of control (as defined below) for any reason or for no reason, or if the Executive’s employment terminates due to death, the Bank will pay the Executive or his or her estate earned but unpaid compensation and benefits due under the terms of benefit plans and programs and compensation plans and programs (including bonuses), if any (the “Standard Entitlements”). If the Executive’s employment is terminated at any time for cause (as defined in the Change of Control Agreement) or if the Executive resigns without good reason (as defined in the Change of Control Agreement), the Bank will pay the Executive the Standard Entitlements.

If the Executive’s employment is terminated without cause or if the Executive resigns for good reason (as defined in and provided for in the Change of Control Agreement) after a change of control or a pending change of control, the Bank will pay the Executive the Standard Entitlements, and, if the termination of employment occurs not later than one (1) year after the change of control, the Company will pay an amount equal to twelve (12) months of base salary on the 60th day after termination of employment, subject to a release of claims becoming effective. As of the Amendment, Mr. O’Brien’s base salary is $950,000 per year. Ms. Keogh’s base salary is currently $325,000 per year.

If the Executive’s employment is terminated due to disability (as defined in the Change of Control Agreement) after a change of control or a pending change of control, the Bank will pay to the Executive the Standard Entitlements, and the Company will pay base salary continuation at the annual rate in effect immediately prior to the termination of the Executive’s employment during a period ending on the earliest of (i) one hundred eighty (180) days after the date of termination of the Executive’s employment; (ii) the date on which long-term disability insurance benefits are first payable to the Executive under any long-term disability insurance plan covering employees of the Bank; and (iii) the date of the Executive’s death.

The Change of Control Agreement also contains customary non-solicitation, non-competition and non-disclosure provisions. Payments under the Change of Control Agreement are subject to restrictions of specified applicable banking regulatory requirements, as well as to the Company’s Clawback Policy and any other applicable recoupment law or policy.

A “pending change of control” is defined as the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control (as defined in the Change of Control Agreement); or the commencement of a tender offer which, if successful, would result in a Change of Control, and in the event that such transaction or tender offer which constituted a pending change of control is terminated before a Change of Control occurs, the pending change of control will be treated as if it had not occurred following such termination.

The Change of Control Agreements will remain in effect until the third anniversary of the date of the respective Change of Control Agreement or, if earlier, the first anniversary of a change of control (as defined in the Change of Control Agreement).

General

The foregoing descriptions are qualified in their entirety by reference to the terms of the Employment Agreement; the Change of Control Agreement, dated as of June 22, 2023, by and between the Company and Thomas M. O’Brien; and the Change of Control Agreement, dated as of June 22, 2023, by and between the Company and Elizabeth M. Keogh, filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2023, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	First Amendment to Employment Agreement, dated as of June 22, 2023, by and between Sterling Bancorp, Inc. and Thomas M. O’Brien
10.2	Change of Control Agreement, dated as of June 22, 2023, by and between Sterling Bancorp, Inc. and Thomas M. O’Brien
10.3	Change of Control Agreement, dated as of June 22, 2023, by and between Sterling Bancorp, Inc. and Elizabeth M. Keogh
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Karen Knott
Karen Knott
Chief Financial Officer

Date: June 23, 2023